Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-256324, 333-264307 and 333-270793) pertaining to the 2021 Share Incentive Plan and 2021 Employee Share Purchase Plan of Similarweb Ltd., of our report dated February 28, 2024, with respect to the consolidated financial statements of Similarweb Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2023.

February 28, 2024	/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of EY Global